EXHIBIT 10.28

           THIRD AMENDMENT TO ACCOUNT TRANSFER AND PURCHASE AGREEMENT

     THIS  THIRD  AMENDMENT  TO  ACCOUNT  TRANSFER  AND PURCHASE AGREEMENT (this
"Amendment") is entered into by and between H.E.R.C. PRODUCTS INCORPORATED a Delaware corporation and H.E.R.C. CONSUMER PRODUCTS, INC., an Arizona corporation (collectively, the "Seller"), and S. Steven Carl, the "Guarantor" and KBK FINANCIAL, INC., a Minnesota corporation ("KBK").

WHEREAS, Seller and KBK entered into that certain Account Transfer and Purchase Agreement dated as of September 22, 1997, as amended from time to time (collectively, the "Purchase Agreement"); and

WHEREAS, pursuant to the Purchase Agreement the parties have provided for the terms and conditions under which KBK may from time to time purchase certain of Seller's accounts; and

WHEREAS, the Purchase Agreement and all other documents securing, governing, guaranteeing and/or pertaining to the Purchase Agreement are hereinafter referred to collectively as the "Purchase Documents"; and

WHEREAS, the parties hereto now desire to modify the Purchase Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

Section 1.01 The terms used in this Amendment to the extent not otherwise defined herein shall have the same meanings as in the Purchase Agreement.

                                   ARTICLE II

                                   Amendments
                                   ----------

Section 2.01 Effective as of the date hereof, the "Authorized Remittance Address" disclosed in Section 2 of the Purchase Agreement is hereby amended to read as follows:

"P.O.  Box  3358,  Fort  Worth,  TX  76113"

Section 2.02 Effective as of the date hereof, the first sentence of Section 5 of the Purchase Agreement is hereby amended in its entirety to read as follows:

""Fixed Discount" means a discount of one percent (1.00%) of the Gross Amount of such account.

Section 2.03 Effective as of the date hereof, the Addendum to the Purchase Agreement is hereby deleted in its entirety.

                                   ARTICLE III

           Representations, Warranties, Ratification and Reaffirmation
           -----------------------------------------------------------

Section 3.01 Seller hereby represents and warrants that: (i) the representations and warranties contained in the Purchase Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, and (ii) no event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement of notice or lapse of time or both.


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Section  3.02  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Purchase Agreement, but except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement are ratified and confirmed and shall continue in full force and effect, Seller hereby agreeing that the Purchase Agreement and the other Purchase Documents are and shall continue to be outstanding, validly existing and enforceable in accordance with their respective terms.

Section 3.03 Guarantor previously executed that certain Limited Guaranty (the "Guaranty Agreement") dated September 22, 1997 for the benefit of KBK to unconditionally guarantee the payment by Seller of certain losses incurred by KBK under the Purchase Agreement, as more fully described therein. Guarantor, by executing this Amendment, hereby consents to this Amendment and agrees that, notwithstanding the execution of this Amendment, the Guaranty Agreement remains in full force and effect and the obligations thereunder remain valid and binding against Guarantor. Guarantor acknowledges and agrees that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of the Guaranty Agreement or the obligations created or evidenced thereby.

                                   ARTICLE IV

                                  Miscellaneous
                                  -------------

Section 4.01 Each of the Purchase Documents is hereby amended so that any reference in the Purchase Documents to the Purchase Agreement shall mean a reference to the Purchase Agreement as amended hereby.

Section 4.02 This Amendment may be executed simultaneously in one or more counterparts, each of shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

Section 4.03 The Agreement and this Amendment have been entered into in Tarrant County, Texas and shall be performable for all purposes in, Tarrant County, Texas. THE AGREEMENT, AS AMENDED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to the Agreement, as amended hereby, and venue in any such dispute shall be the courts located in Tarrant County, Texas.

Section  4.04  This  Amendment shall not become effective until executed by KBK.

     EXECUTED  as  of  April  5,  2004.

                                           SELLER:

                                           H.E.R.C.  PRODUCTS  INCORPORATED

                                           By:
                                           Name:  S.  Steven Carl
                                           Title:  Chief  Executive  Officer

                                           H.E.R.C.  CONSUMER  PRODUCTS,  INC.

                                           By:
                                           Name:  S.  Steven Carl
                                           Title:  Chief  Executive  Officer

                                           GUARANTORS:

                                           S  STEVEN  CARL

                                           KBK:

                                           KBK  FINANCIAL,  INC.

                                           By:
                                           Name:
                                           Title:
                                           Date:____________________________


STATE  OF  VIRGINIA

COUNTY  OF  PORTSMOUTH

     The foregoing instrument was acknowledged before me this 5th day of April, 2004 by S. Steven Carl as Chief Financial Officer of H.E.R.C. Products
Incorporated  and  H.E.R.C  Consumer  Products,  Inc.  and  individually.

Witness  my  hand  and  official  seal.

My  Commission  expires:                         (Notary  Public)


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